UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2009

BIOANALYTICAL SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Indiana	0-23357	35-1345024
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2701 KENT AVENUE WEST LAFAYETTE, INDIANA	47906-1382
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (765) 463-4527

The information provided in Item 2.03 and Item 9.01 of this Form 8-K is being furnished and shall not be deemed "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in Item 2.03 and Item 9.01 of this Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 2.03.         Creation of a Direct Financial Obligation or an Obligation Under and Off-Balance Sheet Arrangement of a Registrant.

On July 17, 2009, Bioanalytical Systems, Inc. (“BASi”) and National City Bank of Indiana (“National City”) executed a Fourth Amendment to Amended and Restated Credit Agreement (the “Credit Agreement”), a Replacement Promissory Note, and a Reaffirmation of Replacement Subsidiary Guaranty (collectively, the “Credit Facility”).  Previously, BASi had been operating in breach of the fixed charge coverage ratio and tangible net worth covenants during the current fiscal year.  This amended Credit Facility waives those breaches and establishes new calculations and requirements for those covenants.

The Credit Facility may be drawn up to a maximum aggregate principal amount of the lesser of $3,000,000 or the “Borrowing Base” of Bioanalytical Systems, Inc. (as defined in the Credit Agreement). The Credit Facility bears interest at an annual rate equal to LIBOR plus five percent (5%).  In the event that LIBOR shall become unavailable, the outstanding principal balance of Advances under the Line of Credit shall bear interest at an annual rate equal to the Prime Rate plus two Percent (2%). Interest is paid monthly.  The Credit Facility also carries a fee for the portion of the Credit Facility which is unused, minus the amount of all letters of credit. This fee is payable quarterly.   The Credit Facility expires on December 31, 2009.

                  Under the amended Credit Facility, National City has agreed to waive our violations of the fixed charge coverage ratio covenant and the tangible net worth covenant through the end of our third fiscal quarter of the current year.  National City also agreed to amend the computations and requirements for the fixed charge coverage ratios and the tangible net worth ratio through December 31, 2009.

The obligations under the Credit Facility are guaranteed by each U.S. subsidiary of BASi. BASi also granted the bank a security interest in substantially all of its operational assets and other real assets and pledged to the bank all outstanding capital stock of each of its U.S. subsidiaries and 65% of the outstanding capital stock of each of its non-U.S. subsidiaries.   BASi must provide to National City a complete inventory of the pledged operational assets along with an appraisal of such assets by August 15, 2009.

                   The foregoing discussion of the Credit Facility is entirely qualified by reference to the Credit Agreement, which is attached as Exhibit 10.1, and incorporated herein by this reference.

Item 9.01. Financial Statements and Exhibits.

(a)  Not applicable.

(b)  Not applicable.

(c)  Not applicable.

(d)  Exhibits:

10.1	Fourth Amendment to Amended and Restated Credit Agreement between Bioanalytical Systems, Inc. and National City Bank, executed July 17, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bioanalytical Systems, Inc.

Date: July 17, 2009	By:	/s/ Michael R. Cox
Michael R. Cox
Vice President, Finance and Administration, Chief Financial Officer and Treasurer

Exhibit Index

Exhibit No.	Description

10.1	Fourth Amendment to Amended and Restated Credit Agreement between Bioanalytical Systems, Inc. and National City Bank, executed July 17, 2009.